EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-153501, 333-162397 and 333-163108), and Form S-8 (No. 139196) pertaining to the Opexa Therapeutics, Inc. June 2004 Compensatory Stock Option Plan, of our report dated March 4, 2010 with respect to the audited financial statements of Opexa Therapeutics, Inc. for the years ended December 31, 2009 and 2008.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 4, 2010